SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 12, 2011
Date of Report (Date of earliest event reported)
ECA MARCELLUS TRUST I
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34800 (Commission File Number)	27-6522024 (IRS Employer Identification Number)
919 Congress Avenue
Austin, Texas 78701
(Address of principal executive offices)
(800) 852-1422
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 12, 2011 ECA Marcellus Trust I (the “Trust”) entered into an underwriting agreement (the “Underwriting Agreement”) with Energy Corporation of America (“ECA”) and the underwriters named therein (the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering by ECA of 2,525,000 units of beneficial interest in the Trust (“Common Units”) at a public offering price of $29.35 per Common Unit. Pursuant to the Underwriting Agreement, ECA granted the Underwriters a 30-day option to purchase an additional 360,723 Common Units to cover over-allotments, if any. The description of the Underwriting Agreement contained in the section entitled “Underwriting and Plan of Distribution” of the Trust’s final prospectus dated April 12, 2011 (File No. 333-172797) and filed on April 13, 2011 with the Commission pursuant to Rule 424(b)(1) under the Securities Act is incorporated herein by reference. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.
The Trust entered into the Underwriting Agreement in connection with ECA’s offering of the Common Units as described above as contemplated by the terms of the Registration Rights Agreement dated July 7, 2010, to which the Trust, ECA and other persons identified therein are parties.
The Trust is a party to the various instruments and agreements with ECA listed as exhibits to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2010.
The Bank of New York Mellon Trust Company, N.A. serves as trustee of the Trust, and also serves as trustee of Eastern American Natural Gas Trust (“NGT”). NGT was formed by ECA. The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee of NGT, is a party to an Amended and Restated Trust Agreement and related agreements with ECA and its affiliates.

Item 9.01. Financial Statements and Other Exhibits
     (d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated as of April 12, 2011, by and among Energy Corporation of America, ECA Marcellus Trust I, and the underwriters named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECA MARCELLUS TRUST I (Registrant)
By:	The Bank of New York Mellon Trust
Company, N.A. as Trustee

/s/ Mike J. Ulrich
Mike J. Ulrich
Vice President
Dated: April 15, 2011

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement dated as of April 12, 2011, by and among Energy Corporation of America, ECA Marcellus Trust I, and the underwriters named therein.